EXHIBIT 32.1

Certification by the Chief Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, David Lelong, hereby certify that, to the best of my knowledge, the Quarterly Report for the period ended February 29, 2016 on Form 10-Q of Sport Endurance, Inc. for the fiscal quarter ended February 29, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sport Endurance, Inc.

Date: April 12, 2016	/s/ David Lelong
David Lelong
Chief Executive Officer and Principal Financial Officer

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Sport Endurance, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Sport Endurance, Inc. specifically incorporates it by reference.